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                                                                    EXHIBIT 99.1

Ventiv Health, Inc. Completes Sale of German-Based CSO Business

SOMERSET, N.J., Oct 17, 2002 Ventiv Health, Inc. (Nasdaq: VTIV) today announced that it has completed the sale of its German-based Contract Sales Organization
(CSO) in a management buy-out transaction. The Company is to receive total consideration of up to $12.0 million, $6.2 million of which was paid at closing with the balance payable from future earnings of the business.

Mr. Eran Broshy, CEO of Ventiv Health, stated, "We are pleased to have completed the sale of our German-based CSO business. As communicated in our most recent quarterly press release, we adopted a plan to explore the divestiture of our European CSO businesses, in order to focus our resources on our U.S.-based contract sales and analytics businesses which we believe offer greater potential for growth. The sale of our German business represents the first completed step in this plan of divestiture."

Ms. Andrea von Beckerath, former General Manager of Ventiv Health-Germany and now purchaser of this business, said, "I am very pleased to have completed the acquisition of Ventiv Health's German-based CSO business. We will retain the Ventiv Health name, which is well-recognized in Germany, and will continue to work closely with Ventiv on cross-border opportunities where appropriate. Our management team and financial backers are highly confident that we can continue to grow this business successfully in the coming years."

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks that may cause Ventiv Health's performance to differ materially. Such risks include, without limitation: changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing; our ability to compete successfully with other services in the market; our ability to maintain large client contracts or to enter into new contracts; uncertainties related to future incentive payments; and, our ability to operate successfully in new lines of business. Readers of this press release are referred to documents filed from time to time by Ventiv Health Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

SOURCE Ventiv Health, Inc.

CONTACT:
Investors - Corporate: - John Emery, CFO of Ventiv Health, Inc.,
1-732-537-4800, investor@ventiv.com